CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 95 to Registration Statement No. 33-19228 on Form N-1A of our report dated December 17, 2014, relating to the financial statements and financial highlights of Calamos Investment Trust, consisting of the Calamos Growth Fund, Calamos Opportunistic Value Fund (formerly Calamos Value Fund), Calamos Focus Growth Fund, Calamos Discovery Growth Fund, Calamos Dividend Growth Fund, Calamos Mid Cap Growth Fund, Calamos International Growth Fund, Calamos Evolving World Growth Fund, Calamos Emerging Market Equity Fund, Calamos Global Equity Fund, Calamos Growth and Income Fund, Calamos Global Growth and Income Fund, Calamos Convertible Fund, Calamos Total Return Bond Fund, Calamos High Income Fund, Calamos Market Neutral Income Fund, and Calamos Long/Short Fund, appearing in the Annual Report on Form N-CSR for the fiscal year or period ended October 31, 2014, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 25, 2015